Exhibit 99.1

Contact:	Joe Scopelliti, 1-866-832-4474
PPL Susquehanna

PPL Susquehanna Replacing Blades on Unit 1 Main Turbine

BERWICK, Pa. (June 7, 2011) -- A thorough inspection of the Unit 1 main turbine at the PPL Susquehanna nuclear power plant in northeastern Pennsylvania has revealed blade damage similar to that discovered during a recent routine inspection of the plant’s Unit 2 main turbine.
“The scope of the turbine blade damage on Unit 1 is virtually identical to what we discovered on Unit 2,” said Timothy S. Rausch, PPL’s chief nuclear officer.
The main turbine for each unit at the Susquehanna plant consists of a high-pressure turbine and three low-pressure turbines. Cracks were discovered on the blades during inspections of the low-pressure turbines.
Both reactors are in a safe, stable shutdown mode, and there was no potential danger to the public. The turbines are located in a separate building from the reactors.
“We have completed the blade replacements on the Unit 2 low-pressure turbines, and have begun replacing blades on the Unit 1 turbines,” Rausch said. “Our number one objective, as always, is to make sure that the plant operates safely and reliably for the long term.”
Operators shut down the Unit 2 reactor in April for a scheduled biennial refueling and maintenance outage.
After discovering cracks on the Unit 2 turbine blades, PPL Susquehanna announced on May 5 that the Unit 2 outage would be extended by about four to six weeks from its original planned return time in mid-May. Rausch said that schedule has not changed.
PPL Susquehanna also announced at that time that it would inspect the Unit 1 turbine blades in response to the issues with the Unit 2 turbine. Unit 1 was shut down on May 16 to start that inspection. Because the scope of turbine blade cracks on Unit 1 is similar to those found on Unit 2, the Unit 1 outage duration also is expected to be about four to six weeks.
PPL EnergyPlus, the energy marketing and trading affiliate of PPL Corporation, has procured replacement power to meet its commitments while the turbine work is completed at the Susquehanna plant.
PPL Corporation has re-evaluated the financial impact of turbine blade replacements based on the additional work required on the Unit 1 turbine. PPL’s original estimate of the after-tax financial impact of the outages was $20 million to $30 million. The revised estimate of the after-tax financial impact, including energy-sales margins and repair costs for both units, is $50 million to $60 million.
PPL Corporation is maintaining its 2011 forecast of earnings from ongoing operations of $2.50 to $2.75 per share, based on its strong performance in the first quarter and its most current financial forecast for the year.
The two units at the Susquehanna plant generate electricity by boiling water to create steam that passes through turbines that turn a generator. Each of the turbines has hundreds of fanlike metal blades on rotating parts.
PPL Susquehanna will use diagnostic equipment that is being installed on the turbines to test for possible sources of blade vibration, which is believed to be the cause of the cracking.
The Susquehanna plant, located in Luzerne County, Pa., about seven miles north of Berwick, is jointly owned by PPL Susquehanna LLC and Allegheny Electric Cooperative Inc., and is operated by PPL Susquehanna.
The Susquehanna plant is one of PPL Corporation’s generating facilities. Headquartered in Allentown, Pa., PPL Corporation (NYSE: PPL), through its affiliates, owns or controls about 19,000 megawatts of generating capacity in the United States, sells energy in key U.S. markets, and delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom. More information is available at www.pplweb.com.

“Earnings from ongoing operations” should not be considered as an alternative to reported earnings, or net income attributable to PPL, which is an indicator of operating performance determined in accordance with generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:

•	Energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.

•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring impacts.
•	Acquisition-related costs and charges.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Energy-related economic activity includes the changes in fair value of positions used economically to hedge a portion of the economic value of PPL’s generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Also included in energy-related economic activity is the ineffective portion of qualifying cash flow hedges, the monetization of certain full-requirement sales contracts and premium amortization associated with options. This economic activity is deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings and generation operations are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of plants and other facilities; the length of scheduled and unscheduled outages at our plants, including the current outages at Unit 1 and  Unit 2 of our Susquehanna nuclear plant to inspect and repair turbine blades; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation's Form 10-K and other reports on file with the Securities and Exchange Commission.

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